                                                                                                                                                     Taubman Centers, Inc.
                                               200 East Long Lake Road
                                               Bloomfield Hills, MI 48304
                                               (248) 258-6800

CONTACT:        Barbara K. Baker
(248) 258-7367
www.taubman.com

FOR IMMEDIATE RELEASE

TAUBMAN CENTERS ISSUES STRONG THIRD QUARTER RESULTS

•	FFO per Share Up 19.3%
•	Robust Tenant Sales per Square Foot Up 6%
•	Comparable Center Occupancy Up 0.7%
•	2007 Guidance Increased

BLOOMFIELD HILLS, Mich., Oct. 22, 2007 – Taubman Centers, Inc. (NYSE:  TCO) today reported strong financial results for the quarter and year-to-date periods ended September 30, 2007.
Net income allocable to common shareholders per diluted common share (EPS) for the quarter ended September 30, 2007 was $0.15, up from $0.03 during the third quarter of 2006.  EPS for the nine month period ended September 30, 2007 was $0.50, up from $0.08 for the nine month period ended September 30, 2006.
           For the quarter ended September 30, 2007, Funds from Operations (FFO) per diluted share was $0.68, up 19.3 percent from $0.57 per share for the quarter ended September 30, 2006.  FFO per diluted share was up 15.3 percent from Adjusted FFO per share of $0.59 for the quarter ended September 30, 2006, which excludes a financing-related charge incurred in the 2006 quarter.  There have been no financing-related charges to date in 2007.
For the nine months ended September 30, 2007, FFO per diluted share was $2.01, up 16.9 percent from $1.72 per share for the nine months ended September 30, 2006.  FFO per diluted share was up 10.4 percent from Adjusted FFO per share of $1.82 for the nine months ended September 30, 2006.
 “These strong results were driven by organic core growth from our centers,” said Robert S. Taubman, chairman, president and chief executive officer of Taubman Centers.   “Rents and recoveries were up while operating expenses declined.”
During the third quarter, the company repurchased 987,180 shares of its common stock at an average price of $50.65 per share. Year to date, the company has purchased 1,910,544 shares at an average price of $52.34 and a total cost of $100 million. The company currently has $50 million available under its share repurchase authorization.

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Healthy Occupancy and Sales Increases
Comparable center occupancy for the portfolio was 90.0 percent at September 30, 2007, up 0.7 percent from 89.3 percent on September 30, 2006.  Comparable center leased space at September 30, 2007 was 93.3 percent, up 1.0 percent from 92.3 percent on September 30, 2006.
Mall tenant sales per square foot increased 6.0 percent for the quarter and 6.1 percent for the nine months ended September 30.  “Robust sales have continued across the country,” said Mr. Taubman.   “The consumer continues to spend in dominant regional malls, making these properties the most coveted locations for retailers.”

Openings
"With the successful opening of a new property in Michigan and renovations or expansions of four centers across the country, we are keeping our portfolio fresh for our shoppers,” said Mr. Taubman.  These projects, all of which opened or will open in the second half of 2007, include:
•	The Mall at Partridge Creek (Clinton Township, Mich.) opened on October 18. The $155 million open-air regional mall is expected to achieve a 10 percent return upon stabilization in 2009.
•	The new Nordstrom store and 97,000 square feet of new tenant space at Twelve Oaks Mall (Novi, Mich.) opened strongly on September 28.
•	Bass Pro opened at Dolphin Mall (Miami, Fla.) on October 4; its only store in Dade County, broadening the trade area and customer appeal for the center.
•	The new Nordstrom store at Cherry Creek Shopping Center (Denver, Col.) opened on October 19. This addition makes a great center even better.
•
The stores and restaurants in the new lifestyle wing and food court at Stamford Town Center (Stamford, Conn.) will begin to open in early November.  This new wing creates greater visibility to the city and improved pedestrian access to the mall.

Guidance Increased
The company is raising its guidance for 2007 FFO per share to the range of $2.83 to $2.87.  Net income (loss) allocable to common shareholders for the year is expected to be in the range of $0.78 to $0.92 per share.

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Taubman Centers/3

Supplemental Investor Information Available
The company provides supplemental investor information along with its earnings announcements.  It is available online at www.taubman.com under “Investor Relations.”  This packet includes the following information:
•	Income Statements
•	Earnings Reconciliations
•	Changes in Funds from Operations and Earnings Per Share
•	Components of Other Operating Income, Other Operating Expense and Gains on Land Sales, Interest Income and Other
•	Recoveries Ratio Analysis
•	Balance Sheets
•	Debt Summary
•	Other Debt, Equity, and Certain Balance Sheet Information
•	Construction
•	Capital Spending
•	Acquisitions
•	Operational Statistics
•	Owned Centers
•	Major Tenants in Owned Portfolio
•	Anchors in Owned Portfolio

Investor Conference Call
The company will provide an online Web simulcast and rebroadcast of its 2007 third quarter earnings release conference call in which the company will review the results for the quarter, progress on its developments, its financing plans and update its guidance.  The live broadcast of the conference call will be available online at www.taubman.com under "Investor Relations," www.earnings.com and www.streetevents.com on October 23 beginning at 11:00 a.m. Eastern Time.  The online replay will follow shortly after the call and continue for 90 days.  In addition, the conference call will be available as a podcast at www.reitcafe.com.
Taubman Centers, Inc. (NYSE: TCO), a real estate investment trust, currently owns and/or manages 24 urban and suburban regional and super regional shopping centers in 11 states with an industry-leading sales productivity averaging well over $500 per square foot.   Taubman Centers is headquartered in Bloomfield Hills, Mich.

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Taubman Centers/4

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements reflect management’s current views with respect to future events and financial performance.  Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to changes in general economic and real estate conditions, changes in the interest rate environment and the availability of financing, and adverse changes in the retail industry.  Other risks and uncertainties are discussed in the company’s filings with the Securities and Exchange Commission including its most recent Annual Report on Form 10-K.

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Taubman Centers/5

TAUBMAN CENTERS, INC.
Table 1 - Summary of Results
For the Three and Nine Months Ended September 30, 2007 and 2006
(in thousands of dollars, except as indicated)

	Three Months Ended		Nine Months Ended
	2007	2006	2007	2006

Income before minority and preferred interests (1)	25,461	17,561	78,013	59,941
Minority share of consolidated joint ventures(2)	(1,044)	(1,376)	(3,578)	(3,815)
Distributions in excess of minority share of income of consolidated joint ventures	(1,806)	(1,667)	(2,847)	(3,360)
Minority share of income of TRG (2)	(6,849)	(4,158)	(21,777)	(12,655)
Distributions in excess of minority share of income of TRG	(3,640)	(4,721)	(9,910)	(14,017)
TRG preferred distributions	(615)	(615)	(1,845)	(1,845)
Net income	11,507	5,024	38,056	24,249
Preferred dividends(3)	(3,658)	(3,658)	(10,975)	(20,064)
Net income allocable to common shareowners	7,849	1,366	27,081	4,185
Net income per common share - basic	0.15	0.03	0.51	0.08
Net income per common share - diluted	0.15	0.03	0.50	0.08
Beneficial interest in EBITDA - consolidated businesses (4)	72,640	67,487	218,650	212,116
Beneficial interest in EBITDA - unconsolidated joint ventures (4)	25,543	21,449	70,963	65,206
Funds from Operations (4)	54,973	47,287	164,846	141,817
Funds from Operations allocable to TCO (4)	36,205	30,799	108,700	91,944
Funds from Operations per common share - basic (4)	0.69	0.58	2.05	1.75
Funds from Operations per common share - diluted (4)	0.68	0.57	2.01	1.72
Weighted average number of common shares outstanding-basic	52,456,144	52,808,698	53,093,894	52,575,448
Weighted average number of common shares outstanding -diluted	53,073,989	53,128,557	53,731,959	52,845,429
Common shares outstanding at end of period	52,308,307	52,836,421	52,308,307	52,836,421
Weighted average units - Operating Partnership - basic	79,648,017	81,078,521	80,518,440	81,077,246
Weighted average units - Operating Partnership - diluted	81,137,124	82,269,642	82,027,766	82,218,489
Units outstanding at end of period - Operating Partnership	79,169,604	81,078,527	79,169,604	81,078,527
Ownership percentage of the Operating Partnership at end of period	66.1%	65.2%	66.1%	65.2%
Number of owned shopping centers at end of period	22	22	22	22

Operating Statistics:
Mall tenant sales (5)	1,075,051	985,224	3,185,867	2,901,638
Ending occupancy	89.9%	89.5%	89.9%	89.5%
Ending occupancy - comparable(6)	90.0%	89.3%	90.0%	89.3%
Average occupancy	89.8%	89.2%	89.7%	88.8%
Average occupancy - comparable (6)	89.9%	89.0%	89.9%	88.6%
Leased space at end of period	93.3%	92.4%	93.3%	92.4%
Leased space at end of period - comparable (6)	93.3%	92.3%	93.3%	92.3%
Mall tenant occupancy costs as a percentage of tenant sales-consolidated businesses (5)	14.8%	15.1%	15.2%	15.5%
Mall tenant occupancy costs as a percentage of tenant sales-unconsolidated joint ventures (5)	14.2%	13.6%	13.5%	13.6%
Rent per square foot - consolidated businesses (6)	43.08	42.44	43.52	42.71
Rent per square foot - unconsolidated joint ventures (6)	42.92	40.88	41.92	41.23

Taubman Centers/6

(1)
Income before minority and preferred interests for the three and nine months ended September 30, 2006 includes charges of $1.0 million and $3.1 million, respectively, in connection with the write-off of financing costs related to the refinancing of the loan on Dolphin Mall and pay-off of the loans on The Shops at Willow Bend prior to their maturity dates.  No similar charges were incurred in 2007.

(2)
Because the net equity balances of the Operating Partnership and the outside partners in certain consolidated joint ventures are less than zero, the income allocated to the minority and outside partners during the three and nine months ended September 30, 2007 and 2006 is equal to their share of distributions. The net equity of these minority partners is less than zero due to accumulated distributions in excess of net income and not as a result of operating losses.

(3)
Preferred dividends for the nine months ended September 30, 2006 include charges of $4.0 million and $0.6 million incurred in connection with the redemption of the remaining $113 million of the Series A Preferred Stock and the redemption of the Series I Preferred Stock, respectively.

(4)
Beneficial Interest in EBITDA represents the Operating Partnership’s share of the earnings before interest and depreciation and amortization of its consolidated and unconsolidated businesses.  The Company believes Beneficial Interest in EBITDA provides a useful indicator of operating performance, as it is customary in the real estate and shopping center business to evaluate the performance of properties on a basis unaffected by capital structure.

The National Association of Real Estate Investment Trusts (NAREIT) defines Funds from Operations (FFO) as net income (loss) (computed in accordance with Generally Accepted Accounting Principles (GAAP)), excluding gains (or losses) from extraordinary items and sales of properties, plus real estate related depreciation and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that FFO is a useful supplemental measure of operating performance for REITs.  Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, the Company and most industry investors and analysts have considered presentations of operating results that exclude historical cost depreciation to be useful in evaluating the operating performance of REITs. FFO is primarily used by the Company in measuring performance and in formulating corporate goals and compensation.

These non-GAAP measures as presented by the Company are not necessarily comparable to similarly titled measures used by other REITs due to the fact that not all REITs use common definitions.  None of these non-GAAP measures should be considered alternatives to net income as an indicator of the Company's operating performance, and they do not represent cash flows from operating, investing, or financing activities as defined by GAAP.

(5)	Based on reports of sales furnished by mall tenants. The 2007 information for Arizona Mills is based on estimates.

(6)	Statistics exclude Waterside Shops at Pelican Bay and The Pier Shops at Caesars. The 2006 statistics have been restated to include comparable centers to 2007.

Taubman Centers/7

TAUBMAN CENTERS, INC.
Table 2 - Income Statement
For the Three Months Ended September 30, 2007 and 2006
(in thousands of dollars)

	2007		2006
		UNCONSOLIDATED		UNCONSOLIDATED
	CONSOLIDATED	JOINT	CONSOLIDATED	JOINT
	BUSINESSES	VENTURES (1)	BUSINESSES	VENTURES (1)

REVENUES:
Minimum rents	81,273	37,480	76,404	37,621
Percentage rents	3,208	1,299	2,653	1,588
Expense recoveries	53,624	23,911	49,105	22,436
Management, leasing and development services	3,881		2,586
Other	8,667	1,675	8,165	1,786
Total revenues	150,653	64,365	138,913	63,431

EXPENSES:
Maintenance, taxes and utilities	44,158	15,580	37,966	17,420
Other operating	16,574	3,048	18,086	7,399
Management, leasing and development services	2,074		1,188
General and administrative	7,414		7,122
Interest expense (2)	33,628	15,980	32,314	13,940
Depreciation and amortization	33,757	9,518	32,910	12,139
Total expenses	137,605	44,126	129,586	50,898

Gains on land sales, other income, and other	1,138	375	1,152	341
	14,186	20,614	10,479	12,874
Equity in income of Unconsolidated Joint Ventures	11,275		7,082

Income before minority and preferred interests	25,461		17,561
Minority and preferred interests:
TRG preferred distributions	(615)		(615)
Minority share of consolidated joint ventures	(1,044)		(1,376)
Distributions in excess of minority share of income of consolidated joint ventures	(1,806)		(1,667)
Minority share of income of TRG	(6,849)		(4,158)
Distributions in excess of minority share of income of TRG	(3,640)		(4,721)
Net income	11,507		5,024
Preferred dividends	(3,658)		(3,658)
Net income allocable to common shareowners	7,849		1,366

SUPPLEMENTAL INFORMATION:
EBITDA - 100%	81,571	46,112	75,703	38,953
EBITDA - outside partners' share	(8,931)	(20,569)	(8,216)	(17,504)
Beneficial interest in EBITDA	72,640	25,543	67,487	21,449
Beneficial interest expense	(29,892)	(8,369)	(29,029)	(7,679)
Non-real estate depreciation	(676)		(668)
Preferred dividends and distributions	(4,273)		(4,273)
Funds from Operations contribution	37,799	17,174	33,517	13,770

(1)
With the exception of the Supplemental Information, amounts include 100% of the Unconsolidated Joint Ventures.  Amounts are net of intercompany transactions.  The Unconsolidated Joint Ventures are presented at 100% in order to allow for measurement of their performance as a whole, without regard to the Company's ownership interest.  The Company accounts for its investments in the Unconsolidated Joint Ventures under the equity method.  The 2006 results of operations for the Unconsolidated Joint Ventures include results from The Pier Shops at Caesars, which were previously excluded.

(2)
Interest expense for the three months ended September 30, 2006 includes a charge of $1.0 million in connection with the write-off of financing costs related to the refinancing of the loan on Dolphin Mall, prior to maturity.

Taubman Centers/8

TAUBMAN CENTERS, INC.
Table 3- Income Statement
For the Year to Date Periods Ended September 30, 2007 and 2006
(in thousands of dollars)

	2007		2006
		UNCONSOLIDATED		UNCONSOLIDATED
	CONSOLIDATED	JOINT	CONSOLIDATED	JOINT
	BUSINESSES	VENTURES (1)	BUSINESSES	VENTURES (1)

REVENUES:
Minimum rents	239,435	113,051	228,986	108,051
Percentage rents	6,513	3,930	6,252	3,302
Expense recoveries	162,170	69,320	146,150	60,935
Management, leasing and development services	12,403		8,669
Other	27,432	5,758	26,153	7,751
Total revenues	447,953	192,059	416,210	180,039

EXPENSES:
Maintenance, taxes and utilities	127,664	49,278	113,249	45,039
Other operating	49,448	14,227	51,157	18,560
Management, leasing and development services	6,660		4,233
General and administrative	21,750		21,592
Interest expense (2)	95,512	50,401	98,468	40,535
Depreciation and amortization	99,858	29,473	99,614	32,563
Total expenses	400,892	143,379	388,313	136,697

Gains on land sales, interest income, and other	2,252	1,189	9,079	863
	49,313	49,869	36,976	44,205
Equity in income of Unconsolidated Joint Ventures	28,700		22,965

Income before minority and preferred interests	78,013		59,941
Minority and preferred interests:
TRG preferred distributions	(1,845)		(1,845)
Minority share of consolidated joint ventures	(3,578)		(3,815)
Distributions in excess of minority share of income of consolidated joint ventures	(2,847)		(3,360)
Minority share of income of TRG	(21,777)		(12,655)
Distributions in excess of minority share of income of TRG	(9,910)		(14,017)
Net income	38,056		24,249
Preferred dividends (3)	(10,975)		(20,064)
Net income allocable to common shareowners	27,081		4,185

SUPPLEMENTAL INFORMATION:
EBITDA - 100%	244,683	129,743	235,058	117,303
EBITDA - outside partners' share	(26,033)	(58,780)	(22,942)	(52,097)
Beneficial interest in EBITDA	218,650	70,963	212,116	65,206
Beneficial interest expense	(84,938)	(24,996)	(88,893)	(22,852)
Non-real estate depreciation	(2,013)		(1,851)
Preferred dividends and distributions	(12,820)		(21,909)
Funds from Operations contribution	118,879	45,967	99,463	42,354

(1)
With the exception of the Supplemental Information, amounts include 100% of the Unconsolidated Joint Ventures.  Amounts are net of intercompany transactions.  The Unconsolidated Joint Ventures are presented at 100% in order to allow for measurement of their performance as a whole, without regard to the Company's ownership interest.  In its consolidated financial statements, the Company accounts for its investments in the Unconsolidated Joint Ventures under the equity method.  The 2006 results of operations for the Unconsolidated Joint Ventures include results from The Pier Shops at Caesars, which were previously excluded.

(2)
Interest expense for the nine months ended September 30, 2006 includes charges of $1.0 million and $2.1 million in connection with the write-off of financing costs related to the refinancing and pay-off of the loans on Dolphin Mall and The Shops at Willow Bend, respectively, prior to their maturity.

(3)
Preferred dividends for the nine months ended September 30, 2006 include charges of $4.0 million and $0.6 million incurred in connection with the redemption of the remaining $113 million of the Series A Preferred Stock and the redemption of the Series I Preferred Stock, respectively.

Taubman Centers/9

TAUBMAN CENTERS, INC.
Table 4- Reconciliation of Net Income (Loss) Allocable to Common Shareowners to Funds from Operations and Adjusted Funds from Operations
For the Periods Ended September 30, 2007 and 2006
(in thousands of dollars; amounts allocable to TCO may not recalculate due to rounding)

	Three Months Ended		Year to Date
	2007	2006	2007	2006

Net income allocable to common shareowners	7,849	1,366	27,081	4,185

Add (less) depreciation and amortization:
Consolidated businesses at 100%	33,757	32,910	99,858	99,614
Minority partners in consolidated joint ventures	(4,151)	(3,555)	(11,881)	(9,552)
Share of unconsolidated joint ventures	5,899	6,688	17,267	19,389
Non-real estate depreciation	(676)	(668)	(2,013)	(1,851)

Add minority interests:
Minority share of income of TRG	6,849	4,158	21,777	12,655
Distributions in excess of minority share of income of TRG	3,640	4,721	9,910	14,017
Distributions in exess of minority share of income of consolidated joint ventures	1,806	1,667	2,847	3,360

Funds from Operations	54,973	47,287	164,846	141,817

TCO's average ownership percentage of TRG	65.9%	65.1%	65.9%	64.8%

Funds from Operations allocable to TCO	36,205	30,799	108,700	91,944

Funds from Operations	54,973	47,287	164,846	141,817

Charge upon redemption of Series A Preferred Stock				4,045
Charge upon redemption of Series I Preferred Stock				607
Write-off of financing costs		992		3,057

Adjusted Funds from Operations (1)	54,973	48,279	164,846	149,526

TCO's average ownership percentage of TRG	65.9%	65.1%	65.9%	64.8%

Adjusted Funds from Operations allocable to TCO (1)	36,205	31,445	108,700	96,945

(1)
Adjusted FFO excludes the following unusual and/or nonrecurring items: charges of $1.0 million ($0.01 per share) during the third quarter of 2006 in connection with the write-off of financing costs related to the refinancing of the loan on Dolphin Mall prior to maturity, charges of $4.0 million ($0.050 per share) and $0.6 million ($0.005 per share) incurred during the second quarter of 2006 in connection with the redemption of the remaining $113 million of the Series A Preferred Stock and the redemption of the Series I Preferred Stock, respectively, and a $2.1 million ($0.025 per share) charge during the first quarter of 2006 in connection with the write-off of financing costs related to the pay-off of the loans on The Shops at Willow Bend prior to their maturity date.  The Company discloses this Adjusted FFO due to the significance and infrequent nature of the charges.  Given the significance of the charges, the Company believes it is essential to a reader's understanding of the Company's results of operations to emphasize the impact on the Company's earnings measures.  The adjusted measures are not and should not be considered alternatives to net income or cash flows from operating, investing, or financing activities as defined by GAAP.

Taubman Centers/10

TAUBMAN CENTERS, INC.
Table 5- Reconciliation of Net Income to Beneficial Interest in EBITDA
For the Periods Ended September 30, 2007 and 2006
(in thousands of dollars; amounts allocable to TCO may not recalculate due to rounding)

	Three Months Ended		Year to Date
	2007	2006	2007	2006

Net income	11,507	5,024	38,056	24,249

Add (less) depreciation and amortization:
Consolidated businesses at 100%	33,757	32,910	99,858	99,614
Minority partners in consolidated joint ventures	(4,151)	(3,555)	(11,881)	(9,552)
Share of unconsolidated joint ventures	5,899	6,688	17,267	19,389

Add (less) preferred interests and interest expense:
Preferred distributions	615	615	1,845	1,845
Interest expense:
Consolidated businesses at 100%	33,628	32,314	95,512	98,468
Minority partners in consolidated joint ventures	(3,736)	(3,285)	(10,574)	(9,575)
Share of unconsolidated joint ventures	8,369	7,679	24,996	22,852

Add minority interests:
Minority share of income of TRG	6,849	4,158	21,777	12,655
Distributions in excess of minority share of income of TRG	3,640	4,721	9,910	14,017
Distributions in excess of minority share of income of
consolidated joint ventures	1,806	1,667	2,847	3,360

Beneficial Interest in EBITDA	98,183	88,936	289,613	277,322

TCO's average ownership percentage of TRG	65.9%	65.1%	65.9%	64.8%

Beneficial Interest in EBITDA allocable to TCO	64,663	57,926	190,971	179,801

Taubman Centers/11

TAUBMAN CENTERS, INC.
Table 6- Balance Sheets
As of September 30, 2007 and December 31, 2006
(in thousands of dollars)

	As of
	September 30, 2007	December 31, 2006
Consolidated Balance Sheet of Taubman Centers, Inc.:

Assets:
Properties	3,725,897	3,398,122
Accumulated depreciation and amortization	(901,253)	(821,384)
	2,824,644	2,576,738
Investment in Unconsolidated Joint Ventures	87,472	86,493
Cash and cash equivalents	32,669	26,282
Accounts and notes receivable, net	39,885	36,650
Accounts and notes receivable from related parties	2,279	2,444
Deferred charges and other assets	100,027	98,015
	3,086,976	2,826,622

Liabilities:
Notes payable	2,669,715	2,319,538
Accounts payable and accrued liabilities	260,860	239,621
Dividends and distributions payable	19,615	19,849
Distributions in excess of investments in and net income of
Unconsolidated Joint Ventures	103,892	101,944
	3,054,082	2,680,952

Preferred Equity of TRG	29,217	29,217

Minority interests in TRG and consolidated joint ventures	19,692	7,811

Shareowners' Equity:
Series B Non-Participating Convertible Preferred Stock	27	28
Series G Cumulative Redeemable Preferred Stock
Series H Cumulative Redeemable Preferred Stock
Common Stock	523	529
Additional paid-in capital	541,021	635,304
Accumulated other comprehensive income (loss)	(7,043)	(9,560)
Dividends in excess of net income	(550,543)	(517,659)
	(16,015)	108,642
	3,086,976	2,826,622

Combined Balance Sheet of Unconsolidated Joint Ventures:

Assets:
Properties	1,022,090	1,157,872
Accumulated depreciation and amortization	(337,791)	(320,256)
	684,299	837,616
Cash and cash equivalents	28,011	35,504
Accounts and notes receivable	20,193	26,769
Deferred charges and other assets	17,024	23,417
	749,527	923,306

Liabilities:
Notes payable	1,005,429	1,097,347
Accounts payable and other liabilities	34,746	84,177
	1,040,175	1,181,524

Accumulated Deficiency in Assets:
Accumulated deficiency in assets - TRG	(158,926)	(161,666)
Accumulated deficiency in assets - Joint Venture Partners	(129,252)	(93,843)
Accumulated other comprehensive income (loss) - TRG	(1,889)	(2,112)
Accumulated other comprehensive income (loss) - Joint Venture Partners	(581)	(597)
	(290,648)	(258,218)
	749,527	923,306

Taubman Centers/12

TAUBMAN CENTERS, INC.
Table 7 - 2007 Annual Outlook
(all dollar amounts per common share on a diluted basis; amounts may not add due to rounding)

	Range for Year Ended
	December 31, 2007

Funds from Operations per common share	2.83	2.87

Real estate depreciation - TRG	(1.72)	(1.67)

Depreciation of TCO's additional basis in TRG	(0.13)	(0.13)

Distributions in excess of earnings allocable to minority interest	(0.20)	(0.16)

Net income allocable to common shareowners, per common share	0.78	0.92